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EXHIBIT 99.1:

           CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
                  FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350


         In connection with the accompanying Quarterly Report on Form 10-QSB of Life Medical Sciences, Inc. for the quarter ended March 31, 2003, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbane-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Life Medical Sciences, Inc.



         May 8, 2003                     /s/ Robert P. Hickey
                                         --------------------
                                         Name: Robert P. Hickey
                                         Title: Chief Executive Officer and
                                         Chief Financial Officer


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